UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia		24605-0989
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02          Results of Operations and Financial Condition.

On April 24, 2018, First Community Bancshares, Inc. (the “Company”) announced by press release its earnings for the first quarter of 2018. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 24, 2018, the Company held its annual shareholders’ meeting. At the meeting, the Company’s shareholders: (i) elected all persons listed below under Proposal 1 to serve as director of the Company for a term that will continue until the 2021 annual meeting of shareholders; (ii) ratified the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm; and (iii) approved an Agreement and Plan of Reincorporation and Merger, approved by the Board of Directors on February 27, 2018, pursuant to which the Corporation's state of incorporation would change from Nevada to Virginia, by means of the Corporation merging with and into a new Virginia Corporation, to be named "First Community Bankshares, Inc.," so that the stockholders of the Corporation would become shareholders of the new Virginia Corporation.

The following tables summarize voting results by the Company’s shareholders.

Proposal 1: To elect two directors to serve as members of the Board of Directors Class of 2021.

Nominee	Votes FOR	Votes WITHHELD	Broker Non- Votes

W.C. Blankenship, Jr.	9,909,436	863,910	2,054,462
William P. Stafford, II	10,414,022	359,324

Proposal 2: To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.

Votes FOR	Votes AGAINST	Votes ABSTAIN

12,164,348	657,072	6,388

Proposal 3: To approve an Agreement and Plan of Reincorporation and Merger pursuant to which the Corporation's state of incorporation would change from Nevada to Virginia, by means of the Corporation merging with and into a new Virginia Corporation, to be named "First Community Bankshares, Inc.," so that the stockholders of the Corporation would become shareholders of the new Virginia Corporation.

Votes FOR	Votes AGAINST	Votes ABSTAIN

10,509,872	262,323	1,151

Item 8.01            Other Events.

On April 24, 2018, the Company announced by press release its quarterly cash dividend to common shareholders of eighteen cents ($0.18) per common share, payable on May 18, 2018, to shareholders of record on May 4, 2018. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Earnings and dividend press release dated April 24, 2018

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	April 25, 2018	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer